EXHIBIT 10.1

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION DIVISION OF BUSINESS AND FINANCE SECTION A: CONTRACT

1.	AMENDMENT	2.	CONTRACT	3.	EFFECTIVE DATE OF	4.	PROGRAM
	NUMBER:		NO.:		AMENDMENT:
	11		YH09-0001-07		October 1, 2009		DHCM — ACUTE
5. CONTRACTOR’S NAME AND ADDRESS:
VHS Phoenix Health Plan, LLC
7878 N. 16th St., Suite 105
Phoenix, AZ 85020
6. PURPOSE OF AMENDMENT: To amend Section B, Capitation Rates, to allow for payment of retroactive rural hospital inpatient reimbursement, effective October 1, 2009 through September 30, 2010.
7. THE CONTRACT REFERENCED ABOVE FOLLOWS
ADD to Section B, CAPITATION RATES after first subparagraph add the following language:
“The Contractor will be paid the attached supplemental payment amounts to increase rural hospital inpatient reimbursement. The supplemental payment amounts are allocated to the appropriate risk groups based on historical utilization. AHCCCS requires that the Contractor them make one-time payments to each rural hospital as prescribed on the attached schedule, pursuant to A.R.S. § 36-2905.02, to increase inpatient reimbursement to these small rural hospitals.
The Contractor shall make the prescribed payments to the rural hospitals 15 days from receipt of the funds and submit proof of payment to the rural hospitals to the Assistant Director of the Division of Health Care Management 30 days from receipt of the funds.
The regular per member per month capitation rates for the period of October 1, 2009 through September 30, 2010, are not impacted by this amendment.

NOTE: Please sign, date, and return executed file by E-Mail to:	Mark Held at Mark.Held@azahcccs.gov Sr. Procurement Specialist AHCCCS Contracts and Purchasing and Stewart McKenzie at Stewart.McKenzie@azahcccs.gov
8. EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL EFFECT.
IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT

9. SIGNATURE OF AUTHORIZED REPRESENTATIVE: /s/ Nancy Novick	10. SIGNATURE OF AHCCCSA CONTRACTING OFFICER: /s/ Michael Veit
TYPED NAME: NANCY NOVICK	TYPED NAME: MICHAEL VEIT
TITLE: CHIEF EXECUTIVE OFFICER	TITLE: CONTRACTS & PURCHASING ADMINISTRATOR

DATE: 10/25/10	DATE: OCT 8 2010

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
ACUTE SUPPLEMENTAL PAYMENT SUMMARY — Rural
Phoenix Health Plan
CYE 2010
Supplemental Payment Related To:

	TANF	TANF	SSI	SSI		Total
Supplemental Payment:	<1, M/F	14-44, F	w/ Med	w/o Med	Non-MED	Payment
4 Apache/Coconino/Mohave/Navajo	$267,525.62	$472,205.45	$172,081.51	$245,114.28	$425,972.26	$1,582,899.12
6 Yavapai	$186,186.55	$346,670.58	$216,277.31	$201,388.65	$524,237.38	$1,474,760.47
8 Gila/Pinal	$154,685.29	$363,596.63	$88,861.76	$180,701.26	$282,100.83	$1,069,945.77

						$4,127,605.36
Two percent Premium tax is included in the Supplemental Capitation Payments.
Payments to the hospitals stated without Premium Tax.

Phoenix Health Plan	Payment
Benson Hospital	$—
Carondelet Holy Cross	$—
Cobre Valley Community Hospital	$350,517.10
Copper Queen Community Hospital	$—
La Paz Regional Hospital	$35,698.91
Little Colorado Medical Center	$292,963.73
Mount Graham Regional Medical Center	$—
Summit Healthcare Regional Medical Center	$368,712.22
Northern Cochise Community Hospital	$—
Page Hospital	$106,490.49
Payson Regional Medical Center	$929,435.40
Sage Memorial Hospital	$—
Sierra Vista Regional Health	$—
Southeastern Az Medical Center	$—
Valley View Medical Center	$431,388.66
Verde Valley Medical Center	$1,256,708.34
White Mountain Regional Medical Center	$25,037.78
Wickenburg Regional Health Center	$9,066.14
YRMC East	$239,034.48

Total Payments	$4,045,053.25
Premium Tax	$82,552.11
Total with Premium Tax	$4,127,605.36